EXHIBIT 1

AGREEMENT

The persons below hereby agree that the Schedule 13G to which this agreement is attached as an exhibit, as well as all future amendments to such Schedule 13G, shall be filed on behalf of each of them. This agreement is intended to satisfy the requirements of Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934.

Date: October 22, 2020

Engle Capital Management, LP

By:	/s/ Jeffrey Helman
	Name:	Jeffrey Helman
	Title:	Managing Partner

/s/ Jeffrey Helman

JEFFREY HELMAN

ENGLE CAPITAL MASTER FUND, LTD.

By:	/s/ Jeffrey Helman
	Name:	Jeffrey Helman
	Title:	Director